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EXHIBIT 10 (d)                   AMENDMENT NO. 1
                                     TO THE
                             INTERPHASE CORPORATION
                           DIRECTORS STOCK OPTION PLAN


     Pursuant to Section 15 of the Interphase Corporation Directors Stock Option Plan (the "Plan"), the Plan is hereby amended, subject to approval by the Company's stockholders, as follows:

     1. Sections 5(b)-(e) of the Plan are hereby amended to read in their entirety as follows:

          "(b) Subject to approval by the Company's stockholders pursuant to Section 5(f), each director of the Company on the Effective Date shall be granted an option, effective as of the date establishing the option price under Section 7, to purchase 12,500 shares of Common Stock of the Company.

          (c) Each director of the Company who has not, during the three-year period preceding the date of his election or appointment to the Board, served as a director of the Company shall be granted an option, effective as of the date of his election or appointment to the Board (the "Initial Grant Date"), to purchase 10,000 shares of Common Stock of the Company, and each director of the Company who has served as a director of the Company during such three-year period but who was not elected at the preceding annual stockholders meeting shall be granted an option, effective as of the Initial Grant Date, to purchase 5,000 shares of Common Stock of the Company.

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          (d)  Each director of the Company elected at the annual
     stockholders meeting shall be granted an option, effective as of the date of the annual stockholders meeting (the "Annual Grant Date"), to purchase 5,000 shares of Common Stock of the Company. This Section 5(d) shall not apply to a director whose Initial Grant Date is on the same date as the Annual Grant Date.

          (e) Directors may elect by written notice to the Company not to receive one or more option grants hereunder, by so electing on or before the Effective Date, on or before the Initial Grant Date, or at least six months in advance of the Annual Grant Date (unless the director was elected or appointed less than six months in advance of the Annual Grant Date, in which case he may then so elect on or before the Initial Grant Date), whichever is applicable, of the option."

     2. Section 6 of the Plan is hereby amended to read in its entirety as follows:

          "6. GRANT OF OPTIONS. All options under the Plan shall be automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan."


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     3.   Section 7 of the Plan is hereby amended to read in its entirety as follows:

          "7. OPTION PRICE. Except for options described in Section 5(a), the option price shall be equal to the closing price of Common Stock of the Company on (a) for grants under Section 5(b), the date of adoption of the Plan by the Board and (b) for all subsequent grants, the Initial Grant Date or the Annual Grant Date, whichever is applicable, on which such grants are made."

     4. Section 11(a) of the Plan is hereby amended to read in its entirety as follows:

          "(a) Options described in Section 5(a) will vest in accordance with their respective terms. Options described in Section 5(b) will be fully vested on the date of grant of the options. All other options will only be exercisable if the participant is a director of the Company on the day preceding the annual stockholders meeting which follows the date of grant of the option."


     IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the 20th day of September, 1995.

                                       INTERPHASE CORPORATION




                                       By:
                                          -----------------------------------


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                                       Its:
                                           ----------------------------------


                                       4

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                             INTERPHASE CORPORATION
                           DIRECTORS STOCK OPTION PLAN


                                  INTRODUCTION

     Since 1990, the Board of Directors of Interphase Corporation (the "Company") has pursued a program of granting stock options to directors of the Company which is formalized on May 6, 1994 (the "Effective Date") by the following Directors Stock Option Plan:

          1. PURPOSE. The purpose of the Plan is to provide directors of the Company with a proprietary interest in the Company through the granting of options which will

               (a) increase the interest of the directors in the Company's welfare;

               (b) furnish an incentive to the directors to continue their services for the Company; and

               (c) provide a means through which the Company may attract able persons to serve on the Board.

          2.   ADMINISTRATION.  The Plan will be administered by the Board.

          3. PARTICIPANTS. All directors of the Company are to be granted options under the Plan, and upon such grant will become participants in the Plan.

          4. SHARES SUBJECT TO PLAN. Options may not be granted under the Plan for more than 500,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or

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     by the Company.  Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

          5. ALLOTMENT OF SHARES. Grants of options under the Plan shall be as described in this Section 5.

               (a) The following options previously granted by the Board shall continue in accordance with the terms of the respective nonqualified stock option agreements issued by the Company:

                                                 NUMBER OF
     OPTION HOLDER       DATE OF GRANT       UNEXERCISED SHARES
     -------------       -------------       ------------------
     Dale Crane             03-23-90              9,000
     Dale Crane             12-16-93             12,000
     Paul N. Hug            03-23-90              6,500
     Paul N. Hug            12-16-93             12,000
     David H. Segrest       03-23-90              5,500
     David H. Segrest       12-16-93             12,000
     S. Thomas Thawley      12-16-93             12,000
                                                 ------
                              Total              69,000

               (b) Subject to approval by the Company's stockholders pursuant to Section 5(f), each director of the Company on the Effective Date shall be granted an option, effective as of the date establishing the option price under Section 7 (the "Grant Date"), to purchase 12,500 shares of Common Stock of the Company.


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               (c)  Each director of the Company elected at the annual
          stockholders meeting who has not previously served as a director of the Company shall be granted an option, effective as of the Grant Date, to purchase 10,000 shares of Common Stock of the Company.

               (d) Each other director of the Company elected at the annual stockholders meeting shall be granted an option, effective as of the Grant Date, to purchase 5,000 shares of Common Stock of the Company.

               (e) Directors may elect by written notice to the Company not to receive one or more option grants hereunder, as follows:

                    (i) With respect to an initial option grant, by electing on the Effective Date or the date of initial election as a director.

                    (ii) With respect to other grants, by electing at least six months in advance of the Grant Date of the option.

               (f) The Plan shall be submitted to the Company's stockholders for approval. The Board may grant options under the Plan prior to the time of stockholder approval, which options will be effective when granted, but if for any reason the stockholders of the Company do not approve the Plan prior to one year after the date of


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          adoption of the Plan by the Board, all options granted under the
          Plan, other than those described in Section 5(a), will be terminated and of no effect, and no option may be exercised in whole or in part prior to such stockholder approval.

          6. GRANT OF OPTIONS. All options under the Plan shall be automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Board.

          7. OPTION PRICE. Except for options described in Section 5(a), the option price shall be equal to the closing price of Common Stock of the Company on (a) for grants under Section 5(b), the date of adoption of the Plan by the Board and (b) for all subsequent grants, the date of the Company's annual stockholders meeting.

          8. OPTION PERIOD. The Option Period will begin on the effective date of the option grant and, except for options described in Section 5(a), will terminate on the fifth anniversary of that date.



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          9.   RIGHTS IN EVENT OF DEATH OR DISABILITY.  If a participant dies or becomes disabled prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised at any time prior to the date of its expiration by (i) the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant in the event of the participant's death, or (ii) the participant or his personal representative in the event of the participant's disability, subject to the other terms of the Plan and applicable laws, rules and regulations.

          10. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

          11.  VESTING.

               (a) Options described in Section 5(a) will vest in accordance with their respective terms. Options described in Section 5(b) will be fully vested on the


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          Grant Date.  All other options will only be exercisable if the participant is a director of the Company on the day preceding the annual stockholders meeting which follows the Grant Date of the option.

               (b) In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

          12. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price thereof, and the number of shares to be granted pursuant to Sections 5(c) and (d) and the option price thereof, may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

          In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the participants and the Company under the Plan shall not be affected in any manner. In the event


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     the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity may make a tender or exchange offer for stock of the Company whereby such other person or entity would own more than 50% of the outstanding Common Stock of the Company (the surviving corporation, purchaser, or tendering corporation being collectively referred to as the "purchaser", and the transaction being collectively referred to as the "transaction"), then the Board may, at its election, (a) reach an agreement with the purchaser that the purchaser will assume the obligations of the Company in connection with each then outstanding option granted under the Plan; (b) reach an agreement with the purchaser that the purchaser will convert each then outstanding option granted under the Plan into options of at least equal value as to stock of the purchaser; or (c) not later than twenty days prior to the effective date of such transaction, notify each participant and afford each participant a right for ten days after the date of such notice to exercise any unexercised portion of his then outstanding option(s) granted under the Plan. Within such ten-day period, the participant may exercise any portion of his then outstanding option(s) as he may desire and deposit with the


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     Company the requisite cash to purchase in full and not in installments the
     Common Stock thereby exercised, in which case the Company shall, prior to the effective date of the transaction, issue all Common Stock thus exercised, which shall be treated as issued stock for purposes of the transaction.

          13. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. Except as otherwise provided in the Plan, during a participant's lifetime, options granted to a participant may be exercised only by the participant.

          14. INTERPRETATION. The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations.

          15. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or
     (c) materially modify the requirements of eligibility for participation in the Plan, must be approved by the


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     stockholders of the Company.  In addition, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          16. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

          17. TERM. Unless sooner terminated by action of the Board, the Plan will terminate on May 5, 2004. The Board may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

          18. DEFINITIONS. For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

               (a) "Plan" means this Directors Stock Option Plan, as amended from time to time.


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               (b)  "Board" means the board of directors of the Company or any committee of the Board appointed by the Board to administer the Plan or any portion of the Plan.

               (c) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

               (d) "Option Period" means the period during which an option may be exercised.


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